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                                                                      EXHIBIT 5

                       OPINION OF GENERAL COUNSEL OF COMPANY

September 8, 1998

Technology Solutions Company
205 North Michigan Ave
Suite 1500
Chicago, Illinois  60601

     Re:  Technology Solutions Company 1998 Stock Option Repricing Plan
          -------------------------------------------------------------

Ladies and Gentlemen:

     I am the General Counsel of Technology Solutions Company, a Delaware corporation (the "Company"), and am familiar with the proceedings of the Company to date relating to the Technology Solutions Company 1998 Stock Option Repricing Plan (the "Repricing Plan") including, among others, the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the registration of the issuance of options to purchase up to 2,775,404 shares of Common Stock, $.01 par value, of the Company (the "Options") in accordance with the terms of each of the Repricing Plan and the Technology Solutions Company 1996 Stock Incentive Plan (the "Incentive Plan"). I have also examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, it is my opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. Each Option will be legally issued when: (i) the Registration Statement shall have become effective under the Securities Act, and (ii) such Option shall have been duly issued in accordance with the terms of each of the Repricing Plan and the Incentive Plan.

     The foregoing opinions are limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. I express no opinion as to the application of the securities or blue sky laws of the various states to the issuance of the Options.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to any references to me included in or made part of the Registration Statement described above and any related Prospectus.

Very truly yours,




Paul R. Peterson
Senior Vice President, General Counsel and Secretary